Endeavor Power Corporation 10-Q
Exhibit 10.31

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective as of January 10, 2013 is entered into by and between, Endeavor Power Corporation (herein referred to as the “Company”) and Capital Group Communications, Inc., a California corporation with principal address at 575 Bridgeway, Sausalito CA 94965 (herein referred to as the “Consultant”).  As used in this Agreement, the term, “Parties,” shall refer to the Company and Consultant jointly.

WHEREAS:

A.	The Company seeks to engage the services of Consultant to assist the Company in its efforts to gain greater recognition and awareness among relevant investors in the public capital markets.

B.	The Company is familiar with Consultant and Consultant’s skills and expertise.

C.
The Parties acknowledge and agree that Consultant has completed a preliminary review and evaluation of the Company and the challenges facing the Company in the investor relations marketplace and the Company and Consultant have had discussions regarding these and other matters relating to the Company’s investor relations objectives.

D.	Consultant is willing to assist the Company to better develop investor recognition and awareness in the public capital markets.

E.
Subject to the terms and conditions of this Agreement, the Company hereby engages the services of Consultant to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals and to consult with management concerning such Company activities.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.00	Commencement and Term of Consulting Services from Consultant.

The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and Consultant hereby agrees to provide certain consulting services to the Company as described in Section 2.00 of this Agreement for a period of twelve (12) months from the date first written above (the “Term”).

2.00	Duties of Consultant.

Including amendment A of this Agreement, Consultant agrees that it shall provide the following specified consulting services on a best efforts basis:

2.01           Present the company to Consultant’s online network of Brokers, Analyst and Institutions.

Capital Group Communications T 415.332.7200 F 415.332.7201 www.capitalgc.com

2.02           Assist the Company in further reviewing the preliminary evaluation and assessment prepared by Consultant in evaluating and assessing the challenges facing the Company in communicating with the investor marketplace.

2.03           Consult and assist the Company, as appropriate, in: (1) developing and implementing plans and means for presenting the Company and its business plans, strategy and personnel to the financial community; and (2) establishing an image for the Company in the financial community.

2.04           With the cooperation of the Company and during the Term, maintain investor awareness of the Company's plans, strategy and personnel, as they may evolve during the Term, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel.

2.05           Provide assistance to the Company with respect to its shareholder relations.

2.06           At the Company’s request, Consultant shall assist the Company in the use of its corporate symbols, logos, and names to enhance the presentation of said symbols, logos and names, and other matters relating to the Company’s corporate image.

2.07           Upon the Company's direction and approval, assist with dissemination of information regarding the Company to investment community professionals and the general investing public.

2.08           At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof.

3.00	Allocation of Time and Energies.

The Consultant hereby agrees to use its best efforts to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of the Company’s financial, public relations and communications activities, subject to compliance with applicable state and federal securities laws and regulations.

3.01           The Parties acknowledge and agree that the services provided by Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder.  The services to be provided by Consultant shall not be measured by the number of hours devoted by Consultant’s staff on a per day basis and Consultant and the Company agree that Consultant shall perform the duties set forth in Section 2.00 of this Agreement in a diligent and professional manner.  It is expressly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock.

Capital Group Communications T 415.332.7200 F 415.332.7201 www.capitalgc.com

4.00	Compensation to Consultant for Consulting Services.

In consideration for the consulting services rendered to the Company as described in Section 2.00 of this Agreement, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees to pay Consultant the following consulting fees (the “Fees”):

4.01           The Company will issue and deliver to Consultant, at Consultant’s address stated on this Agreement, one (1) or more stock certificates (the “Certificates”) representing one million five hundred thousand shares (1,500,000) of the company’s common stock.  Each Certificate shall bear a restricted securities legend in accordance with the Securities Act of 1933.  These Fees shall be for all purposes non-refundable in every respect.  In the event that the Company later elects to terminate this Agreement at any time following the commencement of the Term, the Fee shall not be refunded and no amount or portion of either shall be due or returned to the Company.  In addition, the Company’s Corporate Secretary shall execute and deliver the Certificate of Corporate Secretary (attached hereto as Exhibit B) with a manually executed copy of this Agreement, and the Company agrees to deliver a true and accurate photocopy of the Board of Directors’ resolution duly adopted by the Company’s Board of Directors authorizing the issuance of the Shares and approving this Agreement.

4.02          The Parties hereto acknowledge and agree that Consultant has foregone significant alternative opportunities in entering into this Agreement and assuming the obligations set forth in Section 2.00 of this Agreement.  The Company further acknowledges and agrees that it derives substantial benefit from the execution of this Agreement.

4.03           The shares of the Common Stock issued as a Fee shall constitute payment for Consultant’s services and are a non-refundable, non-apportion able, and non-ratable retainer and the Fee are not and shall not be construed as a prepayment for future services.  In the event that the Company terminates this Agreement prior to the completion of the Term of this Agreement, for any reason whatsoever, it is agreed and understood that the Fee shall not be refundable or returned to the Company.

5.00           Representations of Each of the Parties.

5.01           Representations of Consultant. Consultant acknowledges that the shares of Common Stock to be issued to Consultant as the Stock Fee pursuant to this Agreement have not been registered under the Securities Act of 1933 (the “1933 Act”), and accordingly are “restricted securities” within the meaning of Rule 144 of the 1933 Act.  Consultant agrees that in connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company, to the best of its/his knowledge, as follows: (1) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultant has requested; (2) Consultant has had experience in investments in restricted and publicly traded securities. Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in Section 25102 (f) (2) of the California Corporate Securities Law of 1968, as amended.

Capital Group Communications T 415.332.7200 F 415.332.7201 www.capitalgc.com

5.02           Representations of the Company RE: General.  The Company represents that: (1) it has the requisite authority and power to enter into this Agreement; (2) this Agreement and the obligations recited hereunder have been approved by the Company’s Board of Directors; (3) the shares of the Company’s Common Stock issued to Consultant are free from the claims and interests of any third party; and (4) the Stock Fee are non-refundable and any termination or attempted cancellation of this Agreement shall not give the Company or any other person the right to receive the refund or return of either or both of said fees.

5.03           Representations of the Company RE: Valuation of the Shares.  The Company represents that: (1) the shares issued to Consultant in payment of the Stock Fee are restricted securities; (2) the Company and Consultant agree that the valuation of the Fee for consultant’s tax purposes is $.001 per share.

6.00           Agree to opinion shares without delay:  Company agrees to opinion shares within 7 business days of the allowed period according to rules related to the shares in question without delay.

7.00           Assignment of Agreement & Assignment of Rights and Obligations.

Consultant’s services under this contract are offered to Company only and may not be assigned by the Company to any other person or entity with which Company merges or which acquires the Company or substantially all of its assets, without Consultant’s prior written consent which shall not be unreasonably withheld. In the event of a merger or acquisition, all compensation to Consultant may be retained in the entirety by Consultant. Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, if Consultant consents to the assignment of this Agreement, then the acquiring or successor entity shall agree to complete all obligations to Consultant hereunder.

8.00           Obligation for Expenses.

Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (such as travel or expenses required by/or specifically requested by the Company, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to it’s incurring an obligation for reimbursement.

9.00           Indemnification of Consultant and Consultant’s Employees and Agents by the Company. The Company hereby agrees to indemnify and hold Consultant and Consultant’s employees and agents (the “Indemnified Parties”) harmless against (i) any and all liabilities, obligations, losses, damages, claims, actions, asserted against any one or more of the Indemnified Parties, based upon, resulting from or arising out of any misstatement or omission of material fact contained in one or more of the statements, representations, press releases, announcements, reports, or filings made or prepared by the Company or its agents and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Indemnified Parties in enforcing their rights pursuant to this Section 9.00).

Capital Group Communications T 415.332.7200 F 415.332.7201 www.capitalgc.com

9.01           Obligation for Compliance with Securities Laws.  The Parties agree that the Company shall assume and remain at all times responsible for all information, statements,  and documents released or provided to Consultant and for compliance with Regulation FD or any other provisions of the Securities Exchange Act of 1934 (the “1934 Act Obligations”) with respect to statements made by the Company.

10.00           [Reserved]

11.00           Further Assurance.

Each of the parties shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.

12.00           Successors.

The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnities of each of the Parties to this Agreement.

13.00           Independent Counsel.

Each of the Parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel.  Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

14.00           Integration.

This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten.  Each of the Parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

Capital Group Communications T 415.332.7200 F 415.332.7201 www.capitalgc.com

15.00           Attorneys Fees.

In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other Parties to the dispute.

16.00           Interpretation & Right to Specific Performance.

Wherever the context so requires: the singular number shall include the plural; the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders.  In the event that either party to this Agreement commits a breach of its obligations under this Agreement, the other party shall be entitled to specific performance in addition to any other remedies to which they may be entitled.

17.00           Captions & Exhibits.

The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

18.00           MISC

19.00           Counterparts.

This Agreement may be executed in any number of counterparts.

20.00           Expenses Associated With This Agreement.

Each of the parties hereto agrees to bear its own costs, attorney’s fees and related expenses associated with this Agreement.

21.00           Arbitration.

Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in San Francisco, California. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA").  AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 11.05 Above).  A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.  The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

Capital Group Communications T 415.332.7200 F 415.332.7201 www.capitalgc.com

22.00           Power to Bind.

A responsible officer of the Company has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of the Company to execute it.

23.00           Confidentiality.

The parties hereto agree that the terms of this Agreement and all documents constituting parts of this transaction shall be kept strictly confidential except to the extent necessary to protect the rights of the parties hereto or to satisfy the Company’s obligations under the Securities Exchange Act of 1934 and the rules adopted by the Securities and Exchange Commission hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Endeavor Power Corporation:		Capital Group Communications:

By:	/s/ Edward W. Withrow III	By:	/s/ Devin Bosch
Name:	Edward W. Withrow III	Name:	Devin Bosch
Title:	Chairman	Title:	CEO

Address: 2 Canal Park 5th Floor		Address: Capital Group Communications, Inc
Cambridge, MA 02141		575 Bridgeway Sausalito, CA 94965

Capital Group Communications T 415.332.7200 F 415.332.7201 www.capitalgc.com

EXHIBIT B

CERTIFICATE OF CORPORATE SECRETARY

I, Kyle W. Withrow do hereby certify that I am the duly elected Corporate Secretary of Endeavor Power Corporation, a Nevada corporation (the “Company”).

I also warrant and represent that the Consulting Agreement between the Company and Consultant has been duly approved by the Company’s Board of Directors and the shares of the Company’s Common Stock issued to Consultant as described in the Agreement as a Stock Fee have been duly issued and earned by Consultant under the terms of the Agreement and that all of the Stock Fee are fully earned and paid for by Consultant.

THIS CERTIFICATE IS DELIVERED TO CONSULTANT FOR THE PURPOSE OF SUPPORTING THE OBLIGATIONS OF THE COMPANY AS RECITED IN THE AGREEMENT.

Signed:	/s/ Kyle W. Withrow
Name (print): Kyle W. Withrow
Title: Secretary

Capital Group Communications T 415.332.7200 F 415.332.7201 www.capitalgc.com